Exhibit 1.1

IndyMac MBS, INC.

Asset-Backed Certificates, Series INDB 2006-1

INDYMAC INDB MORTGAGE LOAN TRUST 2006-1

UNDERWRITING AGREEMENT

Dated the date specified on the signature page hereof

The Firm or Firms

of Underwriters named

on the signature page hereof

Ladies and Gentlemen:

IndyMac MBS, Inc., a Delaware corporation (“IndyMac MBS”), proposes to cause to be issued and to sell to you, as underwriters (each, an “Underwriter”), the Asset-Backed Certificates of the series specified on the signature page hereof and described in Section 2 hereof (the “Underwritten Public Certificates” and, together with any certificates of such series retained by IndyMac MBS or the Seller, if any, set forth on the cover page of the Prospectus Supplement (as defined below), collectively, the “Public Certificates”) having the characteristics set forth in the Prospectus Supplement, evidencing ownership interests in a trust fund consisting of mortgage notes and the related mortgages acquired by IndyMac MBS (the “Mortgage Loans”) and related property (collectively, the “issuing entity”). The Mortgage Loans will be of the type and will have the characteristics described in the Prospectus Supplement, subject to the variances, ranges, minimums and maximums set forth in the Prospectus Supplement, and will have the aggregate Stated Principal Balance set forth in the Prospectus Supplement, subject to an upward or downward variance in Stated Principal Balance, not to exceed the percentage set forth in the Prospectus Supplement, the precise aggregate Stated Principal Balance within such range to be determined by IndyMac MBS in its sole discretion.

The Public Certificates, together with the other classes of certificates of the series specified on the signature page hereof (the “Private Certificates,” and collectively with the Public Certificates, the “Certificates”) are to be issued under a pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2006 among IndyMac MBS, as Depositor, IndyMac Bank, F.S.B. as servicer, sponsor and seller (the “Servicer,” the “Sponsor” and the “Seller,” as applicable), and Deutsche Bank National Trust Company, as trustee (the “Trustee”). The Public Certificates of each class will be issued in the minimum denominations and will have the terms set forth in the Prospectus Supplement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

If and to the extent specified in the Pooling and Servicing Agreement, in addition to the Mortgage Loans conveyed to the issuing entity on the Closing Date, IndyMac MBS may convey to the issuing entity, from time to time during the period specified in the Pooling and Servicing Agreement (each such period, a “Pre-Funding Period”) (the date of any such conveyance, a “Subsequent Transfer Date”) subsequent Mortgage Loans.

All representations and warranties provided by a party herein, in addition to any other date referenced with respect to such representation and warranty, shall relate to the Pricing Date (as defined below) and the date of the Prospectus Supplement.

1.                 Representations and Warranties. IndyMac MBS represents and warrants to, and agrees with, each Underwriter that:

(a)               A registration statement on Form S-3 (File No. 333-132042), including a prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective under the Securities Act of 1933, as amended (the “Act”). As of the date of each Contract of Sale (as defined in the indemnification agreement, dated the date hereof (the “Indemnification Agreement”) among IndyMac MBS, the Seller and the other parties named therein) and as of the Closing Date (as defined herein), no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been initiated or to IndyMac MBS’s knowledge threatened by the Commission. The prospectus in the form in which it will be used in connection with the offering of the Public Certificates (the “Base Prospectus”) is proposed to be supplemented by a prospectus supplement dated the date hereof relating to the Certificates and, as so supplemented, to be filed with the Commission pursuant to Rule 424 under the Act. (Such registration statement is hereinafter referred to as the “Registration Statement;” such prospectus supplement, as first filed with the Commission, is referred to herein as the “Prospectus Supplement;” and such prospectus, in the form in which it will first be filed with the Commission in connection with the offering of the Public Certificates, including documents incorporated therein as of the time of such filing and as supplemented by the Prospectus Supplement, is hereinafter referred to as the “Prospectus”). Any reference herein to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date on which the Registration Statement, as amended, became effective or the issue date of such preliminary prospectus or the date on which the Prospectus is filed pursuant to Rule 424(b) under the Act, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date on which the Registration

Statement became effective or the issue date of any preliminary prospectus or the date on which the Prospectus is filed pursuant to Rule 424(b) under the Act, as the case may be, deemed to be incorporated therein by reference.

(b)               The Registration Statement and the Prospectus, as of the date of the Prospectus Supplement and the Registration Statement as of the date of each Contract of Sale will conform, and the Registration Statement and the Prospectus as revised, amended or supplemented and filed with the Commission prior to the termination of the offering of the Public Certificates, as of their respective effective or issue dates will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates, and the Registration Statement and the Prospectus as revised, amended or supplemented and filed with the Commission as of the Closing Date will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of the Closing Date. The Registration Statement, at the time it became effective and as of the date of each Contract of Sale, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus as of the date of the Prospectus Supplement, and the Prospectus as revised, amended or supplemented and filed prior to the Closing Date, as of the Closing Date, will not include any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that IndyMac MBS makes no representations, warranties or agreements as to the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to IndyMac MBS by or on behalf of any Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, such information being defined in the Indemnification and Contribution Agreement.

(c)               The Issuer Free Writing Prospectus (as defined in the Indemnification Agreement), as of its date of use, constitutes an “issuer free writing prospectus” as defined in Rule 433 of the Act and does not conflict with the information in the Registration Statement or the Prospectus. The Issuer Free Writing Prospectus has been filed with the Commission as required by Rule 433. The Issuer Free Writing Prospectus and the Base Prospectus (collectively, the “Disclosure Package”), as of its date of use, does not include an untrue statement of a material fact and does not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)               The Seller Mortgage Loan Information (as defined in the Indemnification Agreement) as of the date it is forwarded to an Underwriter, is true, complete and accurate in all material respects.

(e)               The Public Certificates will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus, and each of the Certificates, when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. Each Certificate of the classes indicated to be “mortgage related securities” under the heading “Summary—Legal Investment” in the Prospectus Supplement will, when issued, be a “mortgage related security” as such term is defined in Section 3(a)(41) of the Exchange Act.

(f)                This Agreement has been duly authorized, executed and delivered by IndyMac MBS. As of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by IndyMac MBS and will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus and, assuming the valid execution and delivery thereof by the other parties thereto, this Agreement, each subsequent transfer agreement, if any, referred to in the Prospectus Supplement (each a “Subsequent Transfer Agreement”) and the Pooling and Servicing Agreement each will constitute a legal, valid and binding agreement of IndyMac MBS enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity.

(g)               IndyMac MBS has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Pooling and Servicing Agreement, each Subsequent Transfer Agreement and this Agreement.

(h)               Neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor compliance with the provisions of the Pooling and Servicing Agreement, the Indemnification Agreement, each Subsequent Transfer Agreement or this Agreement, will conflict with or result in the breach of any material term or provision of the certificate of incorporation or bylaws of IndyMac MBS, and IndyMac MBS is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation or instrument to which IndyMac MBS is a party or by which it or its properties are bound, or (ii) any law, decree, order, rule or regulation applicable to IndyMac MBS of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over IndyMac MBS, or its properties, the default in or the breach or violation of which would have a material adverse effect on IndyMac MBS or the Certificates or the ability of IndyMac MBS to perform its obligations under the Pooling and Servicing Agreement, the Indemnification Agreement, each Subsequent Transfer Agreement or this Agreement; and neither the delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor the compliance with the provisions of the Pooling and Servicing Agreement, the Indemnification Agreement, each Subsequent Transfer Agreement or this Agreement will result in such a breach, violation or default which would have such a material adverse effect.

(i)                No filing or registration with, notice to, or consent, approval, authorization or order or other action of any court or governmental authority or agency is required for the consummation by IndyMac MBS of the transactions contemplated by this Agreement, the Indemnification Agreement, each Subsequent Transfer Agreement or the Pooling and Servicing Agreement (other than as required under “blue sky” or state securities laws, as to which no representations and warranties are made by IndyMac MBS), except such as have been, or will have been prior to the Closing Date or Subsequent Transfer Date, as applicable, obtained under the Act, and such recordations of the assignment of the Mortgage Loans to the Trustee (to the extent such recordations are required pursuant to the Pooling and Servicing Agreement) that have not yet been completed.

(j)                There is no action, suit or proceeding before or by any court, administrative or governmental agency now pending to which IndyMac MBS is a party, or to the best of IndyMac MBS’s knowledge threatened against IndyMac MBS, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of IndyMac MBS or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated in the Pooling and Servicing Agreement, each Subsequent Transfer Agreement, the Indemnification Agreement or this Agreement.

(k)               At the time of execution and delivery of the Pooling and Servicing Agreement, (1) IndyMac MBS will own the Mortgage Loans being transferred to the issuing entity pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”), except to the extent permitted in the Pooling and Servicing Agreement, and will not have assigned to any person other than the issuing entity any of its right, title or interest, exclusive of the Retained Interest, if any, in the Mortgage Loans, (2) IndyMac MBS will have the power and authority to transfer the Mortgage Loans to the issuing entity and to transfer the Certificates to you, (3) upon execution and delivery to the Trustee of the Pooling and Servicing Agreement, and delivery of the Certificates to IndyMac MBS, the issuing entity will own the Mortgage Loans free of Liens other than Liens permitted by the Pooling and Servicing Agreement or created or granted by you and (4) upon payment and delivery of the Underwritten Public Certificates to you, you will acquire ownership of the Underwritten Public Certificates, free of Liens other than Liens permitted by the Pooling and Servicing Agreement or created or granted by you. At the time of execution and delivery of each Subsequent Transfer Agreement, (1) IndyMac MBS will own the Mortgage Loans being transferred to the issuing entity pursuant thereto, free and clear of any Liens, except to the extent permitted in the Pooling and Servicing Agreement, and will not have assigned to any person other than the issuing entity any of its right, title or interest in the related Mortgage Loans, (2) IndyMac MBS will have the power and authority to transfer the related Mortgage Loans to the issuing entity, (3) upon execution and delivery to the Trustee of each Subsequent Transfer Agreement, the issuing entity will own the related Mortgage Loans free of Liens other than Liens permitted by the Pooling and Servicing Agreement or created or granted by you and (4) IndyMac MBS will have complied with the requirements contained in the Pooling and Servicing Agreement for transferring the related Mortgage Loans.

(l)                Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Indemnification Agreement, the Pooling and Servicing Agreement, each Subsequent Transfer Agreement and the Certificates have been or will be paid by IndyMac MBS at or prior to the Closing Date or Subsequent Transfer Date, as applicable, except for fees for recording assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed, which fees will be paid by or on behalf of IndyMac MBS in accordance with the Pooling and Servicing Agreement.

(m)              The Servicer or any subservicer who will be servicing any Mortgage Loans pursuant to the Pooling and Servicing Agreement is qualified to do business in all jurisdictions in which its activities as servicer or subservicer of the Mortgage Loans serviced by it require such qualification except where failure to be so qualified will not have a material adverse effect on such servicing activities.

(n)               The transfer of the Mortgage Loans to the issuing entity at the Closing Date will be treated by IndyMac MBS for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

(o)	IndyMac MBS is not doing business with Cuba.

(p)               As of the earliest time after filing of the Registration Statement that IndyMac MBS or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Public Certificates, IndyMac MBS was not and will not be an “ineligible issuer” as defined in Rule 405 under the Act.

(q)               IndyMac MBS represents and agrees that, other than the Disclosure Package, it has not made and will not make any offer relating to the Public Certificates that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(r)                IndyMac MBS has complied and will comply with the requirements of Rule 433 under the Act applicable to the Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

2.                 Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, IndyMac MBS agrees to sell, and each Underwriter agrees, severally and not jointly, to purchase from IndyMac MBS, the respective Initial Class Certificate Balance of each Class of Underwritten Public Certificates to be purchased by such Underwriter as specified in the Prospectus Supplement. The purchase price at which each Underwriter will purchase its Underwritten Public Certificates shall be as set forth in a separate pricing letter dated the applicable pricing date (the “Pricing Date”) between such Underwriter and IndyMac MBS (each, a “Pricing Letter”), and the terms of each such Pricing

Letter are hereby incorporated herein by reference as if such terms were stated herein in their entirety. References herein to this “Agreement” shall include the terms of each Pricing Letter.

3.                 Delivery and Payment. The Public Certificates shall be delivered at the office, on the date and at the time specified in the Prospectus Supplement, which place, date and time may be changed by agreement between the Underwriters and IndyMac MBS (such date and time of delivery of and payment for such Public Certificates being referred to herein as the “Closing Date”). Delivery of the Underwritten Public Certificates shall be made to each of the Underwriters as against their respective payment of the purchase price therefor to or upon the order of IndyMac MBS in immediately available federal funds. The Underwritten Public Certificates shall be registered in such names and in such denominations as the respective Underwriters may have requested or as required by book-entry registration not less than two full business days prior to the Closing Date. IndyMac MBS agrees to make the Underwritten Public Certificates available for inspection, checking and packaging in New York, New York, on the business day prior to the Closing Date.

4.	Offering by Underwriters.

(a)               It is understood that the Underwriters propose to offer the Underwritten Public Certificates for sale as set forth in the Prospectus and that you will not offer, sell or otherwise distribute the Underwritten Public Certificates (except for the sale thereof in exempt transactions) in any state in which the Underwritten Public Certificates are not exempt from registration under “blue sky” or state securities laws (except where the Underwritten Public Certificates will have been qualified for offering and sale at your direction under such “blue sky” or state securities laws).

(b)               Each Underwriter agrees that it shall not enter into any Contract of Sale with any investor with respect to any class of Underwritten Public Certificates with a minimum denomination of $1,000 until the Base Prospectus and Prospectus Supplement have been delivered to such investor.

(c)               In the event that an Underwriter uses a “road show” (as defined in Rule 433(h)(4) under the Act) in connection with the offering of the Underwritten Public Certificates, the Underwriter agrees that all information in such road show shall be provided orally only and not as a “written communication” (as defined in Rule 405 under the Act). Each Underwriter agrees that any slideshow used in connection with a road show (i) shall only be provided as part of the road show and not separately, (ii) if handed out at any meeting as a hard copy, shall be retrieved prior to the end of the meeting and (iii) will otherwise be used only in a manner that does not cause the slideshow to be treated as a “free writing prospectus” (as defined in Rule 405 under the Act).

(d)               If any “written communication” (as defined in Rule 405 under the Act) in connection with the offering of the Underwritten Public Certificates contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, when taken together with all information that was conveyed to any person with whom a Contract of Sale was entered into, then the applicable Underwriter shall provide any such person with the following:

(i)	Adequate disclosure of the contractual arrangement;

(ii)               Adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(iii)              Adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract; and

(iv)              A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

5.	Agreements. IndyMac MBS agrees with each Underwriter that:

(a)               IndyMac MBS will cause the Prospectus to be filed with the Commission pursuant to Rule 424 under the Act and, if necessary, within 15 days of the Closing Date, will file a report on Form 8-K setting forth specific information concerning the Mortgage Loans, and will promptly advise each Underwriter when the Prospectus has been so filed, and, prior to the termination of the offering of the Public Certificates, will also promptly advise each Underwriter (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Certificates), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request for additional information does not relate to the Certificates), (iii) of any written notification received by IndyMac MBS of the suspension of qualification of the Public Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or to the knowledge of IndyMac MBS, the threatening of any proceeding for that purpose. IndyMac MBS will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Except as otherwise provided in Section 5(b) hereof, IndyMac MBS will not file prior to the termination of such offering any amendment to the Registration Statement or any revision of or supplement to the Prospectus (other than any such amendment, revision or supplement which does not relate to the Certificates) which shall be disapproved by the Underwriters after reasonable notice and review of such filing.

(b)               If, at any time when a statutory prospectus relating to the Public Certificates is required to be delivered under the Act (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, IndyMac MBS promptly will notify each Underwriter and will, upon the request of any Underwriter, or may, after consultation with each Underwriter, prepare and file with the Commission a revision, amendment or supplement which will correct such statement or omission or effect such compliance, and furnish without charge to each Underwriter as many copies as such Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(c)               If, at any time after the date of its use and prior to the Closing Date any event occurs as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or would conflict with the information in the Registration Statement, IndyMac MBS promptly will notify each Underwriter and will, upon the request of any Underwriter, or may, after consultation with each Underwriter, prepare and file with the Commission (as may be required under the Rules and Regulations) a revision, amendment or supplement which will correct such conflict, statement or omission, and furnish without charge to each Underwriter as many copies as such Underwriter may from time to time reasonably request of such revision, amendment or supplement.

(d)               IndyMac MBS will cause to be delivered to each Underwriter and counsel for the Underwriters an agreed upon procedures letter from Ernst & Young LLP with respect to the Prospectus as provided in Section 6 (i).

(e)               IndyMac MBS will furnish to each Underwriter and counsel to the Underwriters, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the Public Certificates is required under the Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

(f)                IndyMac MBS will, as between itself and the Underwriters, pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, the Disclosure Package, the Pooling and Servicing Agreement and the Certificates, (ii) the cost of delivering the Underwritten Public Certificates to the Underwriters, insured to your reasonable satisfaction, (iii) the fees charged by securities rating services for rating the Certificates, (iv) the fees and expenses of the Trustee except for fees and expenses of Trustee’s counsel which will be borne by the Trustee and (v) all other costs and expenses incidental to the performance by IndyMac MBS of IndyMac MBS’s obligations hereunder which are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this paragraph (d) and in Section 9 hereof, each Underwriter will pay all of its own expenses, including (i) the fees of any counsel to such Underwriter, (ii) any transfer taxes on resale of any of the Certificates by it, (iii) any advertising expenses connected with any offers that such Underwriter may make and (iv) any expenses for the qualification of the Certificates under “blue sky” or state securities laws, including filing fees and the fee and disbursements of counsel for such Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey.

(g)               So long as any Certificates are outstanding, upon request of any Underwriter, IndyMac MBS will, or will cause the Servicer to, furnish to such Underwriter, as soon as available, a copy of (i) the annual statement of compliance delivered by the Servicer to the Trustee under the Pooling and Servicing Agreement, (ii) the annual independent public accountants’ servicing report furnished to the Trustee pursuant to the Pooling and Servicing Agreement, (iii) each report of IndyMac MBS regarding the Certificates filed with the Commission under the Exchange Act or mailed to the holders of the Certificates and (iv) from time to time, such other information concerning the Certificates which may be furnished by IndyMac MBS or the Servicer without undue expense and without violation of applicable law.

(h)               IndyMac MBS will file ABS ICM or Preliminary Term Sheets (as defined in the Indemnification Agreement) furnished to IndyMac MBS by an Underwriter prior to the time of filing of the Prospectus as provided in the Indemnification Agreement and will include therein all materials so furnished. In addition, IndyMac MBS will file all reports with respect to the issuing entity required to be filed under the Exchange Act, when the same are required thereby to be so filed.

(i)                If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Public Certificates remain unsold by the Underwriters and the Underwriters have so notified IndyMac MBS in writing at least 90 days prior to the Renewal Deadline, IndyMac MBS will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Public Certificates, in a form satisfactory to the Underwriters and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. IndyMac MBS will take all other action necessary or appropriate to permit the public offering and sale of the Public Certificates to continue as contemplated in the expired registration statement relating to the Public Certificates. References herein to the Registration Statement shall include such new shelf registration statement.

(j)                IndyMac MBS acknowledges and agrees that (i) the purchase and sale of the Certificates pursuant to this Agreement is an arm's-length commercial transaction between IndyMac MBS, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of IndyMac MBS, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of IndyMac MBS with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising IndyMac MBS on other matters) or any other obligation to IndyMac MBS except the obligations expressly set forth in this Agreement and (iv) IndyMac MBS has consulted its own legal and financial advisors to the extent it deemed appropriate. IndyMac MBS agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to IndyMac MBS, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between IndyMac MBS and the Underwriters, or any of them, with respect to the subject matter hereof.

IndyMac MBS and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.                 Conditions to the Obligations of Underwriters. The obligation of each Underwriter to purchase the Underwritten Public Certificates to be purchased by it as indicated in the related Pricing Letter shall be subject to the accuracy in all material respects of the representations and warranties on the part of IndyMac MBS contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of IndyMac MBS made in any officer’s certificate pursuant to the provisions hereof, to the performance in all material respects by IndyMac MBS of its obligations hereunder and to the following additional conditions:

(a)               No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened, and the Prospectus shall have been filed or mailed for filing with the Commission not later than required pursuant to the rules and regulations of the Commission.

(b)               IndyMac MBS shall have furnished to the Underwriters a certificate, dated the Closing Date, of IndyMac MBS, signed by a vice president of IndyMac MBS, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

(i)                The representations and warranties of IndyMac MBS herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and IndyMac MBS has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)               No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or, to his knowledge, have been threatened as of the Closing Date; and

(iii)              Nothing has come to the attention of such person that would lead him to believe that the Prospectus (other than any Computational Materials (as defined in the Indemnification Agreement) incorporated therein by reference) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)               The Seller shall have furnished to the Underwriters a certificate, dated the Closing Date, of the Seller, signed by a vice president or an assistant vice president of the Seller, to the effect that (i) the signer of such certificate has carefully examined the Prospectus and nothing has come to the attention of such person that would lead him to believe that the Prospectus contains any untrue statement of a material fact with respect to the Seller or omits to state any material fact with respect to the Seller or the Mortgage Loans necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Seller has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date under this Agreement and the Pooling and Servicing Agreement.

(d)               IndyMac MBS shall have furnished to you an opinion, dated the Closing Date, of Heller Ehrman LLP, special counsel to IndyMac MBS, to the effect that:

(i)                The Registration Statement and any amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder;

(ii)               To the best knowledge of such counsel, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

(iii)              Assuming that this Agreement and the Pooling and Servicing Agreement have each been duly authorized, executed and delivered by the parties thereto, each constitutes a valid, legal and binding agreement of IndyMac MBS, and of the Seller in the case of the Pooling and Servicing Agreement enforceable against IndyMac MBS or the

Seller in accordance with its terms, subject, as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

(iv)              Assuming that the Certificates have been duly and validly authorized, executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement, when delivered and paid for by you as provided in this Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement;

(v)               The Certificates and the Pooling and Servicing Agreement conform to the descriptions thereof contained in the Prospectus;

(vi)              The statements in the Prospectus and the Prospectus Supplement, as the case may be, under the headings “Material Federal Income Tax Consequences,” “ERISA Considerations” and “Legal Investment,” to the extent that they constitute matters of New York or federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

(vii)             The Certificates indicated under the heading “Summary—Legal Investment” in the Prospectus Supplement to be “mortgage related securities” will be mortgage related securities, as defined in Section 3(a)(41) of the Exchange Act, so long as such Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization;

(viii)            The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the issuing entity created by the

Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended; and

(ix)              Each REMIC described in the Pooling and Servicing Agreement will qualify as a real estate mortgage investment conduit within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), assuming: (i) an election is made to treat the assets of each REMIC as a real estate mortgage investment conduit, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.

Such counsel shall also state that nothing has come to its attention that has caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement, and on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to (i) financial and statistical information contained therein or (ii) any description in the Prospectus of any third party providing credit enhancement to the Certificates.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement. Such opinion may be qualified as an opinion only on the laws of the State of New York and the federal law of the

United States. To the extent that such firm relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to you.

(e)               IndyMac MBS shall have furnished to the Underwriters an opinion, dated the Closing Date, of counsel to IndyMac MBS (who may be an employee of IndyMac MBS or of an affiliate of IndyMac MBS), to the effect that:

(i)                IndyMac MBS has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business in, and is in good standing as a foreign corporation under the laws of, the State of California;

(ii)               The Certificates have been duly authorized and executed and, assuming authentication and delivery in the manner contemplated in the Pooling and Servicing Agreement, are validly issued and outstanding, and upon delivery by IndyMac MBS of the Certificates to be purchased by the Underwriters and payment by the Underwriters of the purchase price therefor in the manner contemplated by this Agreement, the Underwriters will acquire such Certificates free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by any Underwriter;

(iii)              The Pooling and Servicing Agreement has been duly authorized, executed and delivered by IndyMac MBS;

(iv)              This Agreement and the Indemnification Agreement have each been duly authorized, executed and delivered by IndyMac MBS;

(v)               No consent, approval, authorization or order of any California, Delaware or federal governmental agency or body or any California, Delaware or federal court is required for the consummation by IndyMac MBS of the transactions contemplated by the terms of this Agreement, the Indemnification Agreement or the Pooling and Servicing Agreement except such as may be required under the “blue sky” or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates, any recordations of the assignment of the Mortgage Loans to the Trustee (to the extent such recordations are required pursuant to the Pooling and Servicing Agreement) that have not yet been completed and such other approvals as have been obtained;

(vi)              The sale of the Certificates to be purchased by the Underwriters pursuant to this Agreement and the consummation of any of the transactions contemplated by the terms of the Pooling and Servicing Agreement, the Indemnification Agreement or this Agreement do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the certificate of incorporation of IndyMac MBS, or any indenture or other agreement or instrument to which IndyMac MBS is a party or by which it is bound, or any California, Delaware or federal statute or regulation applicable to IndyMac MBS or an order of any California, Delaware or federal court, regulatory body, administrative agency or governmental body having jurisdiction over IndyMac MBS; and

(vii)             There are no legal or governmental actions, investigations or proceedings pending to which IndyMac MBS is a party, or, to the best knowledge of such counsel, threatened against IndyMac MBS, (A) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Indemnification Agreement or the Certificates, (B)

seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Indemnification Agreement, (C) which might materially and adversely affect the performance by IndyMac MBS of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, the Indemnification Agreement or the Certificates or (D) seeking to affect adversely the Federal income tax attributes of the Certificates as described in the Prospectus under the heading “Material Federal Income Tax Consequences.” For purposes of the foregoing, such counsel may state that it has not regarded any legal or governmental actions, investigations or proceedings to be “threatened” unless the potential litigant or governmental authority has manifested to the legal department of IndyMac MBS a present intention to initiate such proceedings.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than IndyMac MBS or its affiliates. Such opinion may be qualified as an opinion only on the laws of the States of Delaware and California and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriters.

(f)                The Seller shall have furnished to the Underwriters an opinion, dated the Closing Date, of counsel to the Seller (who may be an employee of the Seller), to the effect that:

(i)                The Seller is a federally chartered savings institution and is in good standing;

(ii)               The Pooling and Servicing Agreement and the Indemnification Agreement have each been duly authorized, executed and delivered by the Seller;

(iii)              No consent, approval, authorization or order of any incorporation state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of the Pooling and Servicing Agreement or the Indemnification Agreement except any such as may be required under the “blue sky” or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates, any recordations of the assignment of the Mortgage Loans evidenced by the Certificates to the Trustee (to the extent such recordations are required pursuant to the Pooling and Servicing Agreement) that have not yet been completed and any approvals as have been obtained;

(iv)              The consummation of any of the transactions contemplated by the terms of the Pooling and Servicing Agreement or the Indemnification Agreement do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the charter or bylaws of the Seller, or, to the best knowledge of such counsel, any indenture or other agreement or instrument to which the Seller is a party or by which it is bound, any incorporation state or federal statute or regulation applicable to the Seller or any order of any incorporation state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and

(v)               There are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or, to the best knowledge of such counsel,

threatened against the Seller, (A) asserting the invalidity of the Pooling and Servicing Agreement or the Indemnification Agreement or (B) which might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement or the Indemnification Agreement. For purposes of the foregoing, such counsel may state that it has not regarded any legal or governmental actions, investigations or proceedings to be “threatened” unless the potential litigant or governmental authority has manifested to the legal department of the Seller a present intention to initiate such proceedings.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Seller. Such opinion may be qualified as an opinion only on the laws of the incorporation state and the federal law of the United States and, with respect to the opinions set forth in paragraph (f)(ii) above, the laws of the State of New York. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriters.

(g)               Each party, if any, providing credit enhancement to the Certificates shall have furnished to the Underwriters an opinion, dated the Closing Date, of its counsel, with respect to the Registration Statement and the Prospectus, and such other related matters, in the form previously agreed to by such provider and the Underwriters.

(h)               The Underwriters shall have received from their counsel such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Public Certificates, the Registration Statement and the Prospectus, and such other related matters as you may reasonably require.

(i)                IndyMac MBS’s independent accountants, Deloitte & Touche LLP and/or Ernst & Young LLP, shall have furnished to the Underwriters a letter or letters addressed to the Underwriters and dated as of or prior to the date of first use of the Prospectus Supplement in the form and reflecting the performance of the procedures previously agreed to by IndyMac MBS and the Underwriters; provided, however, that the Underwriters are obligated to sign the agreed upon procedures acknowledgment letter from Ernst & Young LLP.

(j)                Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of IndyMac MBS which in your reasonable judgment materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Prospectus.

(k)               The Public Certificates shall be rated not lower than the required ratings set forth under the heading “Ratings” in the Prospectus Supplement, such ratings shall not have been rescinded and no public announcement shall have been made that any such required rating of the Certificates has been placed under review (otherwise than for possible upgrading).

(l)                The Underwriters shall have received copies of any opinions of counsel to IndyMac MBS supplied to the rating organizations relating to certain matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters addressed to the Underwriters.

(m)              All Classes of Certificates being publicly offered by the Underwriters or privately placed by the Purchaser shall have been issued and paid for pursuant to the terms of this Agreement and the Purchase Agreement, respectively.

(n)               The Trustee shall have furnished to the Underwriters an opinion dated the Closing Date, of counsel to the Trustee (who may be an employee of the Trustee), to the effect that:

(i)                The Trustee has full corporate power and authority to execute and deliver the Pooling and Servicing Agreement and to perform its obligations thereunder and to execute, countersign and deliver the Certificates.

(ii)               The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee.

(iii)              The Pooling and Servicing Agreement is a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or equity.

(iv)              In the event that the Servicer defaults in its obligation to make Advances pursuant to the Pooling and Servicing Agreement, the Trustee is not, as of the date hereof, prohibited by any provision of its articles of incorporation or bylaws from assuming, pursuant to the Pooling and Servicing Agreement, the obligation to make such Advances.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee or its affiliates. Such opinion may be qualified as an opinion only on the laws of the State of New York and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriters.

(o)               IndyMac MBS shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel.

(p)	The Indemnification Agreement shall have been executed and delivered.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of an Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by such Underwriter. Notice of such cancellation shall be given to IndyMac MBS in writing, or by telephone or telegraph confirmed in writing.

7.                 Termination. This Agreement shall be subject to termination in your absolute discretion, by notice given to IndyMac MBS prior to delivery of and payment for the Underwritten Public Certificates, if prior to such time (i) trading in securities generally on the

New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets is such as to make it, in your judgment after consultation with IndyMac MBS, impracticable to market the Public Certificates on the terms specified in this Agreement.

8.                 Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of IndyMac MBS and its officers and of each Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or IndyMac MBS, and will survive delivery of and payment for the Underwritten Public Certificates. The provisions of Section 5(d) and Section 9 hereof shall survive the termination or cancellation of this Agreement.

9.                 Reimbursement of Underwriter Expenses. If for any reason, other than default by any Underwriter in its obligation to purchase the Underwritten Public Certificates or termination by any Underwriter pursuant to Section 7 hereof, the Underwritten Public Certificates are not delivered by or on behalf of IndyMac MBS as provided herein, IndyMac MBS will reimburse each Underwriter for all out-of-pocket expenses of such Underwriter, including reasonable fees and disbursements of its counsel, reasonably incurred by such Underwriter in making preparations for the purchase, sale and delivery of the Underwritten Public Certificates, but IndyMac MBS shall then be under no further liability to any Underwriter with respect to the Underwritten Public Certificates, except as provided in Section 5(d) hereof.

10.              Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder.

11.              Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

12.              Miscellaneous. Time shall be of the essence of this Agreement. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof, other than the Indemnification Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

13.              Notices. All communications hereunder shall be in writing and effective only on receipt and, if sent to an Underwriter, shall be delivered to the address specified on the signature page hereof; or if sent to IndyMac MBS, shall be delivered to 155 North Lake Avenue, Pasadena, California 91101, attention of Secondary Marketing: Transaction Management.

* * *

Exhibit 1.1

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this Agreement and your acceptance shall represent a binding agreement by and among IndyMac MBS and each Underwriter on June 22, 2006 relating to Asset-Backed Certificates, Series INDB 2006-1 issued by IndyMac INDB Mortgage Loan Trust 2006-1.

Very truly yours, IndyMac MBS, INC.
			By:	/s/ Jill Jacobson
				Name:	Jill Jacobson
				Title:	Vice President
GOLDMAN, SACHS & CO.
By:	/s/ Greg Finck
	Name:	Greg Finck
	Title:	Managing Director